Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-194151, 333-223858, 333-80567, 333-58032, 333-106843, 333-133765, 333-172810, 333-172811, 333-178527, 333-179942, 333-210127, and 333-219991 on Form S-8 and Registration Statement Nos. 333-177965 and 333-215182 on Form S-3 of Mitek Systems, Inc. of our report dated July 24th, 2018, relating to the consolidated financial statements of A2iA Group II and Subsidiaries, which appears in this Form 8-K/A.

In Paris on August 3rd, 2018
The independent auditor
AUDIT ET CONSEIL UNION
/s/ Jean-Marc FLEURY
Jean-Marc FLEURY